Exhibit 99.1
FOR IMMEDIATE RELEASE
ASYST TECHNOLOGIES TO PURCHASE ADDITIONAL 44.1% OF ASYST SHINKO;
ESTABLISHES $115 MILLION SENIOR SECURED CREDIT FACILITY
FREMONT, Calif., June 22, 2006 – Asyst Technologies, Inc., (Nasdaq NM: ASYT), a leading provider of integrated automation solutions that enhance semiconductor and flat panel display manufacturing productivity, today announced that it has signed a definitive agreement with Shinko Electric Co., Ltd., to purchase an additional 44.1% of the outstanding common stock of Asyst Shinko, Inc. (ASI). Asyst and Shinko Electric formed the ASI joint venture in Japan in 2002, with Asyst holding 51% and Shinko 49% equity ownership.
     Asyst Shinko will maintain its current headquarters in Tokyo and manufacturing plants in Ise and Toyohashi, Japan. Hitoshi Kawano, the current president of ASI, will continue to serve in that role.
     “When we established the ASI joint venture more than three years ago, we saw the potential to expand our served market and to gain market share by leveraging the complementary capabilities of Asyst Technologies and Asyst Shinko,” said Steve Schwartz, chairman and chief executive officer of Asyst. “We have accomplished both objectives, and today are the market leader in virtually every segment of semiconductor fab automation. With this transaction, we have the opportunity to build upon our success by more tightly integrating current and future products and better coordinating the way we serve our customers. We also expect to deliver more value to shareholders as more of ASI’s earnings flow to the consolidated enterprise and we begin to fully realize the benefits of our unified business.”
     Mr. Schwartz continued, “We recognize that ASI’s success is directly attributable to its strong products and technology and its dedicated and talented people. As we pursue our vision for a unified, global company, we will continue to support and enhance these assets, in Japan and the U.S. as well as at our customers’ locations, to assure that ASI continues to bring value to our customers and shareholders.”
     Hirobumi Saeki, president of Shinko Electric Co., Ltd., said, “We are proud of the growth that ASI has achieved and of the role played by Shinko Electric in starting this business. We look forward to a continuing relationship as a supplier and shareholder as ASI begins this next phase of its development.”
     Hitoshi Kawano, president of ASI, said, “This stock purchase strengthens a relationship that has grown and prospered for more than three years. As a result of this transaction, our employees and customers should expect only positive changes, including even greater interoperability between Asyst and ASI products, fully integrated solutions to customers’ emerging technical challenges, and greater sales and service reach through our combined resources.”
     Asyst, through its majority-owned subsidiary Asyst Japan Inc., is increasing its consolidated ownership in ASI to 95.1% for a cash payment to Shinko of JPY 11.7 billion

(approximately US$102 million at the current exchange rate). As of the first anniversary of the closing, either Shinko or Asyst may call for Asyst to purchase the remaining 4.9% of ASI for a fixed payment of JPY 1.3 billion (approximately US$11 million at the current exchange rate). Asyst plans to fund the transaction and related fees with $20 million of cash and $95-$100 million of debt, depending on applicable exchange rates at the time of closing. Approximately $11 million of the debt will be in the form of a letter of credit issued by Asyst related to the 4.9% equity option.
     The transaction is expected to close in the next 30 days. The company anticipates that the transaction will be accretive. Merrill Lynch & Co. acted as financial advisor to Asyst.
     Asyst also announced that it has established a $115 million, three-year, senior secured revolving credit and term loan facility. The credit facility was arranged by Banc of America Securities LLC. Bank of America, N.A. will serve as administrative agent. A syndicate of lenders and financial institutions, including Comerica, Development Bank of Japan, Key Bank, and Union Bank of California, is participating in the facility with Bank of America. Asyst has the ability to borrow US Dollars or Japanese Yen under the facility. The facility carries a variable interest rate that is currently approximately 3.0% on Yen-based balances. The company also anticipates amortizing approximately $3.2 million of financing costs over the life of the facility. The proceeds of the facility will be used to finance the purchase of ASI shares from Shinko and for working capital or corporate purposes.
     As announced in its press release of June 13, 2006, Asyst delayed the filing of its annual report on Form 10-K for the year ended Mar. 31, 2006 pending completion of an inquiry into the company’s past stock option grants and practices. The inquiry is being conducted by a special committee of independent directors appointed by the company’s board of directors. The company filed a Form 12b-25 with the Securities and Exchange Commission, which provides an extension of time to file until June 29, 2006. At present, the special committee has not completed its inquiry and does not anticipate that it will be completed in time for the company to file its 10-K by June 29, 2006. The special committee is making every effort to complete its inquiry as soon as practicable.
About Asyst
Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst’s modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst’s homepage is http://www.asyst.com
Conference Call Details
A live conference call and webcast to discuss the transaction will take place today, June 22, 2006, at 8:30 am Eastern Time. The conference call dial-in number is 303-262-2141. The webcast will be publicly available on Asyst’s website at http://www.asyst.com and accessible by going to the investor relations page and clicking on the “webcast” link. For more information, including this press release, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between those GAAP and non-GAAP financial measures, as well as any other material financial and other statistical information contained in the webcast, please visit Asyst’s website at www.asyst.com. A replay of the Webcast may be accessed via the same procedure. In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 11064363#. The audio instant replay is available from June 22 at 9:45 am Eastern Time through July 22 at 11:59 p.m. Eastern Time.
Contact:
John Swenson
Vice President, Investor Relations & Corporate Communications
Asyst Technologies, Inc.
510-661-5112
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: our ability to consummate the transactions with Shinko and the lenders under the credit facility; our ability fully to control, integrate and improve ASI’s operations, internal control and employees; our ability to realize anticipated benefits of the share purchase transaction and integration and improvement of ASI operations; the volatility of semiconductor industry cycles; our ability to achieve forecasted cost reductions, synergies, revenues and profits; failure to respond to rapid demand shifts; dependence on a few significant customers; receptiveness of our customers to the share purchase transaction and integration of ASI operations; the timing and scope of decisions by customers to transition and expand fabrication facilities; ability to develop new products timely and cost-effectively; continued risks associated with the acceptance of new products and product capabilities; the risk that customers will delay, reduce or cancel planned projects or bookings and thus delay recognition or the amount of our anticipated revenue; competition in the semiconductor and flat panel display equipment industry and specifically in AMHS; failure to retain and attract key employees; and other factors more fully detailed in the company’s annual report on Form 10-K for the year ended March 31, 2005, and other reports filed with the Securities and Exchange Commission.
Asyst is a registered trademark of Asyst Technologies, Inc. Asyst Shinko is a registered trademark of Asyst Shinko, Inc. All Rights Reserved.